AURELIO REPORTS EXPIRATION OF SERIES B WARRANTS

LAKEWOOD, COLORADO August 28, 2009 News Release #09-10

Aurelio Resource Corporation (OTCBB : AULO, Frankfurt : F3RA) reports that 5,149,997 Series B Stock Purchase Warrants issued in February 2008 to participants in the $1.5 million 10% Convertible Debenture financing (which was repaid in full in October 2008) have expired unexercised.

Details on the remaining outstanding warrants to purchase common shares of the Company are shown in the table below:

Warrants	# Outstanding	Exercise Price	Expiry Date

Series A	3,862,500	$0.10	February 26, 2013

Telifonda	1,666,667	$0.10	May 29, 2010

TOTAL	5,529,167

On behalf of the Board of Directors,

Stephen B. Doppler

President and CEO

303-795-3030

800-803-1371